Exhibit 5.3

PricewaterhouseCoopers LLP
Chartered Accountants
111 5 Avenue SW, Suite 3100
Calgary, Alberta
Canada T2P 5L3
Telephone +1 (403) 509 7500
Facsimile +1 (403) 781 1825
CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS
We hereby consent to the incorporation by reference in the registration statement on Form F-9 (the “Registration Statement”) of Teck Cominco Limited (the “company”) of our auditors’ report dated March 11, 2008, relating to the consolidated balance sheets of Fording Canadian Coal Trust as at December 31, 2007 and December 31, 2006 and the consolidated statements of income and comprehensive income, accumulated earnings and cash flows for each of the years in the three-year period ended December 31, 2007 and the effectiveness of internal control over financial reporting of Fording Canadian Coal Trust as of December 31, 2007 and 2006.
We also consent to the references to us under the headings “Experts,” and “Documents Filed as Part of the Registration Statement” in the Registration Statement.
Chartered Accountants
Calgary, Alberta
August 1, 2008
PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International
Limited, each of which is a separate and independent legal entity.